UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 8, 2021

Date of Report (Date of earliest event reported)

TrueNorth Quantum, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-208978	98-1253258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5428 South Regal Street #30954, Spokane, WA	99223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (647) 400-6927

____________________________________
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	URYL	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2021, the board of directors of TrueNorth Quantum, Inc., a Nevada corporation formerly known as United Royale Holdings Corp. (the “Company”), appointed William Douglas (Doug) Beynon and David Mironov as directors of the Company. Neither Mr. Beynon nor Mr. Mironov has any family relationship with any other director, executive officer, or person nominated or chosen to become a director or executive officer of the Company. There is currently no written agreement between the Company and Mr. Beynon or Mr. Mironov.

Doug Beynon is a director and shareholder of TrueNorth Quantum Inc., an Alberta, Canada corporation (“TrueNorth”), and David Mironov is a director of TrueNorth. Both Messrs. Beynon and Mironov participated in the Company’s acquisition of a majority interest of TrueNorth, as described in the Company’s Current Report on Form 8-K filed with the SEC on October 13, 2021, as part of a related party transaction.

With the appointments of Messrs. Beynon and Mironov, the Company’s board of directors has also formed an Audit Committee and Compensation Committee. The Company’s Audit Committee consists of Doug Beynon, as Chairman, and Witold Ostrenko and David Mironov. The Company’s Compensation Committee consists of David Mironov, as Chairman, and Witold Ostrenko and Doug Beynon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TrueNorth Quantum, Inc.

Date: November 15, 2021	By:	/s/ Gary Bartholomew
Gary Bartholomew, CEO